RULE 17j-1 CODE OF ETHICS

THE COOK & BYNUM FUNDS TRUST

COOK & BYNUM CAPITAL MANAGEMENT, LLC

A.   LEGAL REQUIREMENTS.

Rule 17j-1(b) under the Investment Company Act of 1940 (the “Act”) makes it unlawful for any officer trustee, director, or employee of Cook & Bynum Funds Trust (the “Trust”) or Cook & Bynum Asset Management, LLC (the “Adviser”) (as well as certain other persons), in connection with the purchase or sale1 by such person of a security “held or to be acquired” by any series of the Trust (a “Fund”):

(1)           To employ any device, scheme or artifice to defraud the Trust or a Fund;
(2)           To make to the Trust or a Fund any untrue statement of a material fact or omit to state to the Trust or a Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
(3)           To engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Trust or a Fund; or
(4)           To engage in any manipulative practice with respect to the Trust or a Fund.

A security is “held or to be acquired” if it is a “covered security”2 (or an option on a covered security) and within the most recent 15 days (i) the covered security is or has been held by the Trust or a Fund, or (ii) the covered security is being or has been considered by the Trust or a Fund or the investment adviser for the Trust or a Fund for purchase by the Trust or the Fund.

B.   TRUST POLICIES.

1.           It is the policy of the Trust that no “access person” 3 of the Trust, a Fund or the Adviser shall engage in any act, practice or course or conduct that would violate the provisions of Rule 17j-1(b) set forth above.

2.           In keeping with the recommendations of the Board of Governors of the Investment Company Institute, the following general policies shall govern personal investment activities of access persons of the Trust, a Fund or the Adviser:
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1 A purchase or sale includes the writing of an option to purchase or sell.
2 A “covered security” is any security under the broad definition of Section 2(a)(36) of the Act except: (i) direct obligations of the United States, (ii) bankers’ acceptances, bank CDs, commercial paper, high quality short-term debt instruments (including repurchase agreements), and (iii) shares of open-end investment companies other than the Funds.
3 An “access person” is (i) each trustee, director or officer of the Trust or the Adviser, (ii) each employee (if any) of the Trust or the Adviser who, in connection with his regular duties, makes, participates in or obtains information about the purchase or sale of a security by and/or of the Trust or a Fund or whose functions relate to the making of any recommendations with respect to such purchases or sales, and (iii) any natural person in a control relationship to the Trust, a Fund or the Adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of covered securities.

(a)           It is the duty of all access persons of the Trust, the Funds and the Adviser to place the interest of Trust shareholders first;
(b)           All access persons of the Trust, the Funds and the Adviser shall conduct personal securities transactions in a manner that is consistent with this Code of Ethics and that avoids any actual or potential conflict of interest or any abuse of a position of trust and responsibility; and
(c)            No access person of the Trust, the Funds or the Adviser shall take inappropriate advantage of his or her position.

C.   REPORTING REQUIREMENTS.4

1.           In order to provide the Trust with information to enable it to determine with reasonable assurance whether the Trust’s policies are being observed by its access persons:
(a)           Each person becoming an access person of the Trust, the Funds or the Adviser, other than a trustee who is not an “interested person” of the Fund (as defined in the Act), shall no later than 10 days after becoming such an access person submit a report in the form attached hereto as Appendix 1 or in another form provided that it contains the same information required by Rule 17j-1(d)(1)(i) (an “INITIAL HOLDING REPORT”) to the Trust’s Chief Compliance Officer showing all holdings in covered securities in which the person had any direct or indirect beneficial ownership.  Such Initial Holding Report shall also indicate all broker/dealers and banks with which the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person. Such initial holding report must be current as of a date no more than 45 days prior to the individual becoming an access person with respect to the initial holdings report. Such reports need not show holdings over which such person had no direct or indirect influence or control.
(b)           Each access person of the Trust, the Funds or the Adviser, other than a trustee who is not an “interested person” (as defined in the Act), shall submit reports in the form attached hereto as Appendix 1 or in another form provided that it contains the information required by Rule 17j-1(d)(1)(ii) (“SECURITIES TRANSACTION REPORTS”) to the  Trust’s Chief Compliance Officer showing all transactions in “covered securities” in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.(5)5 Such report shall also show information relating to all accounts established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person. Such reports shall be filed no later than 30 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control and securities purchased pursuant to an automatic investment plan.
(c)           Each trustee who is not an “interested person” of the Trust (as defined in the “Act”) shall submit the same quarterly report as required under paragraph (b) to Fund counsel or the Trust’s Chief Compliance Officer but only for a transaction in a reportable security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during the 15-day period immediately preceding or after the date of the transaction such security is or was purchased or sold, or considered for purchase or sale, by the Trust or a Fund. No report is required if the trustee had no direct or indirect influence or control over the transaction or if the securities purchased were purchased pursuant to an automatic investment plan.
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4 An access person of the Trust or a Fund who is also an access person of the Trust’s or a Fund’s investment adviser or principal underwriter may submit reports required by this Section to such investment adviser or principal underwriter in lieu of submitting reports under Cook & Bynum Funds Trust’s Code of Ethics PROVIDED that (i) codes of ethics of such entities have been approved by the Board of Trustees of the Trust and otherwise comply with Rule 17j-1 and (ii) such forms contain substantially the same information as called for in the forms required by this Section C and comply with the requirements of Rule 17j-1(d)(1).
5 “Beneficial ownership” of a security is determined in the same manner as it would be for the purposes of Section 16 of the Securities Exchange Act of 1934, except that such determination should apply to all covered securities (including securities that are not subject to the provisions of such Section 16). Generally, a person should consider himself or herself the beneficial owner of securities held by his or her spouse, his or her minor children, a relative who shares his or her home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he or she obtains from such covered securities benefits substantially equivalent to those of ownership. He or she should also consider himself or herself the beneficial owner of securities if he or she can vest or revest title in himself or herself now or in the future.

(d)           All access persons must report to the Trust’s Chief Compliance Officer as described a bove, unless they are required to report to the Adviser, the distributor of the Trust (or of a Fund) or administrator of the Trust (or of a Fund) pursuant to a code of ethics adopted by, respectively, the Adviser, distributor or administrator; provided such code of ethics, if belonging (i) to the Adviser or (ii) to a distributor (1) that is an affiliated person of the Trust or an Adviser or (2) whose officer, director or general partner serves the Trust or Adviser in this same capacity (“Affiliated Distributor”), has been approved by the Board.

D.   PRECLEARANCE PROCEDURES.

Individuals subject to this Code, including Investment personnel of the Trust or a Fund shall obtain approval from the Trust’s Chief Compliance Officer, or his or her delegate, before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a limited offering.6

E.   NOTICE TO, AND REVIEW OF, HOLDING REPORTS BY ACCESS PERSONS.

1.           The Secretary or any Assistant Secretary shall notify each access person of the Trust, the Funds or the Adviser who may be required to make reports pursuant to this Code that such person is subject to this reporting requirement and shall deliver a copy of this Code to each such person.
2.           The Chief Compliance Officer or his or her delegate shall review reports submitted under Section C of this Code.
3.           The Secretary or an Assistant Secretary will establish and maintain records of access persons of the Trust, the Funds or the Adviser, other than trustees who are not “interested persons” (as defined in the Act), who are required to make reports under Section C of this Code and shall establish and maintain records of any delegate responsible for reviewing such reports. The Chief Compliance Officer of the Trust will establish and maintain records of trustees who are not “interested persons” (as defined in the Act) who are required to make reports under Section C of this Code.

F.   REPORTS TO TRUSTEES.

1. The Trust’s Chief Compliance Officer or Legal Counsel for the Trust shall report to the Board of Trustees:

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6 “Investment personnel of the Trust or a Fund” means (i) any employee of the Trust (or of a company in a control relationship to the Fund) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust or a Fund, and (ii) any natural person who controls the Trust or a Fund and who obtains information concerning recommendations made to the Trust or a Fund regarding the purchase or sale of securities. “Initial public offering” and “limited offering” shall have  the same meaning as set forth in Rule 17j-1(a)(6) and (8), respectively.

(a)            at the next meeting following the receipt of any Securities Transaction Report with respect to each reported transaction in a security which was held or acquired by the Trust or a Fund within 15 days before or after the date of the reported transaction or at a time when, to the knowledge of the Chief Compliance Officer, Legal Counsel for the Trust, the Trust, a Fund, or the respective investment adviser for the Trust or a Fund, was considering the purchase or sale of such security;
(b)           with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a) that the Secretary or Legal Counsel for the Trust believes nonetheless may evidence a violation of this Code; and
(c)           any apparent violation of the reporting requirement.
2.           The Board shall consider reports made to it hereunder and shall determine whether the policies established in section B above have been violated, and what sanctions, if any, should be imposed.

G.   APPROVAL OF CODES AND MATERIAL AMENDMENTS THERETO.

1. The Board of Trustees of the Trust, including a majority of the independent Trustees thereof, shall approve the Codes of Ethics of the Trust, of the principal underwriter of the Trust, and of each investment adviser and sub-adviser to any Fund, in each case, provided such approval is required by Rule 17j-1. No principal underwriter of the Trust or investment adviser or sub-adviser to any Fund may be appointed unless and until the Code of Ethics of that entity has been approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof. Following initial approval of the Code of Ethics of the principal underwriter of the Trust or any investment adviser or sub-adviser to any Fund, any material change to such Code must be approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof, within six months of said amendment, in each case, provided such approval is required by Rule 17j-1. No amendment of this Code may be made unless and until approved by the Board of Trustees of the Trust, including a majority of the independent Trustees thereof.
2.           In approving a Code of Ethics, the Board of Trustees shall have secured a certificate from the entity that adopted the Code that it has adopted procedures reasonably necessary to prevent its access persons from violating the Code in question.

H.   ANNUAL REPORT

The Adviser shall, not less frequently than annually, furnish the Board of Trustees of the Trust with a written report that:
1.            describes any issues arising under its Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of such Code or procedures and sanctions imposed in response, and
2.            certifies that the Adviser has adopted procedures reasonably necessary to prevent its access persons from violating its Code of Ethics.

This Code, a copy of each Securities Transaction and Holding Report by an access person, any written report hereunder by the Chief Compliance Officer, and lists of all persons required to make reports shall be preserved with the Trust's records for the period required by Rule 17j-1.

Appendix 1

THE COOK & BYNUM FUNDS
CONFIDENTIAL

Printed Name: ________________________________________	Position: ______________________________________

Director's, Officer's and Employee's Quarterly Report of Securities Transactions
Pursuant to Section 204 of the Investment Advisers Act of 1940

Securities Transactions for Calendar Quarter Ending _____________________
(See attached memo:  If no securities transactions occurred, please write "none.")

Name of Security (Common Stock unless otherwise indicated)	Cusip# or Symbol	Date of Trade	Nature of Transaction	Amount of Security Involved	Price at Which Effected	Broker or Bank Effecting Transaction

The above is a record of transactions during the ___________ quarter of 200_____ in securities in which I had, or by reason of which I acquired or disposed of, a direct or indirect beneficial ownership.  This report is made solely to comply with SEC regulations and shall not be construed as an admission by me that I am the beneficial owner of the securities listed above.
__________________________, 200_____ Date	_________________________________________________ Signature

Appendix 2

ACCESS PERSON PRECLEARANCE REQUEST FORM

Chief Compliance Officer:

On each of the dates proposed below, I hereby request permission to effect a transaction in the securities indicated below on behalf of myself, my Immediate Family (as defined in the Code of Ethics dated ___________ (the “Code”) adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended), trusts of which I am trustee or another account in which I have a beneficial interest or legal title, and which are required to be pre-approved pursuant to the Code.

(Use approximate dates and amounts of proposed transactions.)

Name of Security	Proposed Date of Transaction	No. of Shares or Principal Amount	Dollar Amount Of Transaction	Nature of Transaction (Purchase, Sale, Other)	Broker/Dealer or Bank	Price

Name:

Title:

Entity:

Date:	Signature:

Permission Granted	Permission Denied

Date:	Signature:
Chief Compliance Officer